Contact: Gary B. Pepper Chief Financial Officer (412) 681-8400 For Immediate Release December 17, 2013

EUREKA FINANCIAL CORP. ANNOUNCES INCREASED
QUARTERLY CASH DIVIDEND

    Pittsburgh, Pennsylvania – December 17, 2013– Edward F. Seserko, President of Eureka Financial Corp., Pittsburgh, Pennsylvania, announced today that the Corporation’s Board of Directors approved an increase of $0.02 to the regularly scheduled quarterly cash dividend, raising the dividend to $0.10 per share.  The $0.10 cash dividend will be paid, on or about January 31, 2014, to stockholders of record as of January 15, 2014.

    Eureka Bank, founded in 1886, is a federally chartered stock savings bank and operates two offices.  Eureka Financial Corp’s common stock is traded on the OTC (Over the Counter Market) under the symbol “EKFC.”

    The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.